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                                                                                                                      EXHIBIT - 11.1
EDGE PETROLEUM CORPORATION

COMPUTATION OF EARNINGS PER SHARE
-----------------------------------------------------------------------------------------------------------------------------------


                                                                       Three Months Ended                   Six Months Ended
                                                                            June 30,                            June 30,
                                                                --------------- ----------------   --------------- ----------------
                                                                     1999            1998                1999            1998



Basic common and common equivalent shares outstanding,
   beginning of period                                                7,510,283       7,510,281           7,510,283       7,510,281

Weighted average shares and equivalent shares outstanding:
   Issued in connection with the private offering                       830,769                             417,680
   Restricted stock                                                     248,260         261,430             248,260         261,277
                                                                        -------         -------             -------         -------
Basic weighted average common and common equivalent
   shares outstanding, end of period                                  8,589,312       7,771,711           8,176,223       7,771,558
                                                                      =========       =========           =========       =========
Dilutive common stock options                                                            32,454                              31,835
                                                                      ---------       ---------           ---------       ---------
Diluted weighted average common and common equivalent
   shares outstanding                                                 8,589,312       7,804,165           8,176,223       7,803,393
                                                                      =========       =========           =========       =========

Net income (loss) before cumulative effect of accounting change      $ (239,953)       $ 46,822          $ (545,441)      $ 665,602

Cumulative effect of accounting change                                                                                    1,780,835
                                                                     -----------       --------          ----------     -----------
Net income (loss)                                                    $ (239,953)       $ 46,822          $ (545,441)    $ 2,446,437
                                                                     ==========        ========          ==========     ===========
BASIC EARNINGS (LOSS) PER SHARE:

  Net income (loss) before cumulative effect of accounting change       $ (0.03)         $ 0.01             $ (0.07)         $ 0.08

  Cumulative effect of accounting change                                                                                       0.23
                                                                        --------         ------             -------          ------
  Basic earnings (loss) per share                                       $ (0.03)         $ 0.01             $ (0.07)         $ 0.31
                                                                        ========         ======             =======          ======
DILUTED EARNINGS (LOSS) PER SHARE:

  Net income (loss) before cumulative effect of accounting change       $ (0.03)         $ 0.01             $ (0.07)         $ 0.08

  Cumulative effect of accounting change                                                                                       0.23
                                                                        --------         ------             -------          ------
  Diluted earnings (loss) per share                                     $ (0.03)         $ 0.01             $ (0.07)         $ 0.31
                                                                        =======          ======             =======          ======


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